Exhibit 2.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------


                  AGREEMENT made as of this [ ]th day of May 2004, by and between Mooney Aerospace Group, Ltd. a Delaware corporation ("Seller") and Allen Holding & Finance Ltd., a corporation formed and existing under the laws of Switzerland ("Buyer").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller is the owner of 100 shares of the common stock (the "Shares"), of Mooney Airplane Company ("MAC"), a Delaware corporation;

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, the Shares upon the terms and conditions hereinafter set forth; and

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Seller's willingness to enter into this Agreement, Buyer and Seller shall enter into an Assignment and Assumption Agreement, in the form attached hereto as Exhibit A.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

         1.       PURCHASE AND SALE OF THE SHARES.

         PURCHASE AND SALE. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, except as set forth on Schedule A hereto.

         2.       CONSIDERATION.

         The purchase price for the Shares (the "Purchase Price") shall be the Buyer's acceptance of the assignment and assumption of the secured debt owed by the Seller as listed on Exhibit B hereto.

         3.       CLOSING.

         3.1 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, at the date first set forth above (hereinafter the "Closing Date").

         3.2 Delivery by Seller. At the Closing, Seller shall deliver to Buyer executed Stock Power(s) or other documents satisfactory to Buyer permitting transfer to Buyer of the Shares. Buyer acknowledges that the Shares are held pursuant to the Pledge Agreement described on Schedule A attached hereto. Buyer further acknowledges that it is purchasing the Shares subject to the Pledge Agreement and the liens and other obligations set forth on Schedule A.

         3.3 DELIVERY BY BUYER. At the Closing, Buyer shall deliver to the Seller an executed assignment and assumption agreement relating to the Purchase Price or other documents satisfactory to Seller evidencing assignment and assumption of the secured debt, guarantees and related stock pledge.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

         4.1 STATUS OF SELLER AND SHARES. Seller is the sole beneficial owner of the Shares, and owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims, except as set forth on Schedule A hereto.

         4.2 CAPITALIZATION AND RELATED MATTERS.

                  (a) MAC has an authorized capital consisting of [ ] shares of common stock, of which 100 shares of common stock are issued and outstanding as of the date hereof. All shares of common stock are duly and validly issued, fully paid and nonassessable. No shares of common stock (i) were issued in violation of the preemptive rights of any shareholder, or (ii) are held as treasury stock.

                  (b) There are no outstanding securities convertible into shares of common stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). MAC: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

                  (c) MAC is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of MAC's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement.

         4.3 EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                  (a) This Agreement is a valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                  (b) The execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Seller, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Seller is a party, pursuant to which the Seller otherwise receives benefits, or to which any of the properties of the Seller is subject.

         4.4 CORPORATE RECORDS. The statutory records, including the stock register and minute books of the Seller, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

         4.5 TITLE TO PROPERTIES. The Seller has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the 2003 Seller Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except: (a) those securing liabilities of the Seller incurred in the ordinary course (with respect to which no material default exists); (b) liens of 2004 real estate and personal property taxes; and (c) imperfections of title and encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Seller or; and (iii) do not have a material adverse effect on the business, properties or assets of the Seller.

         4.6 FINANCIAL STATEMENTS.

                  (a) The Seller has delivered to the Buyer (i) the consolidated audited balance sheet of MAC as of December 31, 2003, and the consolidated audited consolidated profit and loss statement of MAC for the fiscal year ended December 31, 2003, and (ii) the consolidated unaudited balance sheet of MAC as of March 31, 2004 and the consolidated unaudited profit and loss statement of MAC for the three months ended March 31, 2004 (the balance sheet as of December 31, 2003 is hereinafter referred to as the "2003 MAC Balance Sheet"). All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "MAC Financial Statements."

                  (b) The MAC Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by
GAAP), and fairly reflect and will reflect in all material respects the financial condition of MAC as at the dates thereof and the results of the operations of MAC for the periods then ended.

         4.7 LIABILITIES. MAC has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the 2003 MAC Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since December 31, 2003, none of which have had or will have a material adverse effect on the financial condition of MAC.

         5. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER. Buyer hereby represents, warrants and acknowledges to Seller as follows:

         5.1 INVESTMENT PURPOSES. Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Shares made in full compliance with all applicable provisions of the Securities Act of 1993 (the "Act") and the Securities Exchange Act of 1934 ("Exchange Act"), and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and that such Shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

         5.2 SOPHISTICATED INVESTOR. Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.

         5.3 EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                  (a) This Agreement is a valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                  (b) The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Buyer is a party, pursuant to which the Buyer otherwise receives benefits, or to which any of the properties of the Buyer is subject.

         6. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER.

         Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, unless waived by Buyer in writing:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement will be true and correct in all material respects as of the Closing with same effect as though made at such time.

         6.2 PERFORMANCE OF AGREEMENTS. Seller and the Stockholders will have performed in all material respects all of their covenants, agreements and obligations under this Agreement which are to be performed or complied with prior to or upon the Closing.

         6.3 DELIVERIES. Seller will have delivered to stock powers executed in blank satisfactory to Buyer, transferring to Buyer all of the Shares, together with the executed Assignment and Assumption Agreement, as attached hereto as Exhibit A.

         6.5 APPROVAL OF TRANSACTIONS. The transactions contemplated hereby will have been approved by the Board of Directors and stockholders of Seller.

         7. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER.

         The obligation of Seller to consummate the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived by Seller in writing:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement will be true in all material respects as of the Closing with the same effect as though made at such time.

         7.2 PERFORMANCE OF AGREEMENT. Buyer will have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other documents contemplated hereby to be performed or complied with by Buyer prior to or upon the Closing and will have delivered all documents and items required to be delivered at or prior to the Closing.

         7.3 APPROVAL OF TRANSACTIONS. The transactions contemplated hereby will have been approved by the Board of Directors of Buyer.

         7.4 DELIVERIES. Buyer will have delivered to Seller the executed Assignment and Assumption Agreement, as attached hereto as Exhibit A.

         7.5 CONSENTS. All consents and approvals required to be obtained by Buyer in connection with the consummation of the transactions contemplated hereby will have been obtained without conditions materially and adversely affecting Seller or its business or properties.

         8. POST-CLOSING COVENANTS.

         8.1 FURTHER ASSURANCES. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

         9. MISCELLANEOUS

         9.1 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.2 NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

         (a) If to Seller, to:




         (b) If to the Buyer, to:

         Beethovebstrasse 48
         Postfach 2611
         CH-8022 Zurich
         Telephone:  011-41-442-000-900
         Facsimile:  011-41-442-000-910
         Attn: Francois Morax, Director

         With a copy to:

         Sichenzia Ross Friedman Ference LLP
         1065 Avenue of the Americas, 21st Floor
         New York, New York 10018
         Telephone:  212-930-9700
         Facsimile:  212-930-9725
         Attn:  Marc Ross, Esq.

         9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         9.4 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         9.6 GOVERNING LAW. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         9.7 SEVERABILITY. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

         9.8 ARBITRATION. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance or termination, which the parties hereto are unable to resolve within a reasonable time after written notice from one (1) party to the other of the existence of such controversy or dispute shall be determined by arbitration. Such arbitration shall be in accordance with the rules and procedures then in effect of the National Association of Securities Dealers, Inc. by a securities industry panel. The costs and expenses of such arbitration, including attorney's fees and expenses, shall be awarded as determined by the arbitrators.

         9.9 AMENDMENTS. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          SELLER:

                                          MOONEY AEROSPACE GROUP, LTD.


                                          /s/ Nelson Happy
                                          --------------------------------------
                                          By:  Nelson Happy
                                          Title:

                                          BUYER:

                                          ALLEN HOLDING & FINANCE LTD.


                                          /s/ Francois Morax
                                          --------------------------------------
                                          By:  Francois Morax
                                          Title:  Director

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT B

NAME                                                         AMOUNT OWED
----                                                         -----------
JUSTINO HIRSCHHORN ROTSCHILD                                 $632,800.00
GUARANTY 7 FINANCE CORP.                                   $2,732,800.00
SARA KATZ - NEW YORK                                         $140,000.00
SILVER DEVELOPMENT CORP                                      $641,372.62
MASTIN THALER                                                $210,000.00
PALISADES EQUITY CORP                                        $283,200.00
HIRSCH J ZIEGLER                                             $140,000.00
TARIA INC                                                    $442,350.56
JEFFREY WEISKOPP                                              $50,000.00
SAMUEL SCHLESINGER                                           $173,191.90
ESQUIRE TRADE & FINANCE                                       $77,965.79
LIBRA FINANCE                                              $1,092,302.58
ALPHA CAPITAL                                              $4,681,611.71
LUIS NANES                                                    $88,700.00
LEWIS FAMILY INVESTMENTS PARTY FMY LTD                     $1,332,800.00
TRW HOLDINGS PARTY LTD                                     $1,332,800.00
MOSES ELIAS                                                  $113,120.00
EDWARD TURIN                                                 $364,154.98
CHAIM BREUER                                                  $54,877.20
FIDULEX                                                      $140,000.00
MM & CTW FOUNDATIONS INC                                     $140,000.00
BARBARA MITTMAN                                               $43,620.00
BRISTOL INVESTMENTS                                          $782,500.00
ABRAHAM GROSSMAN                                              $58,000.00
LUCRATIVE INVESTMENTS                                        $651,014.92
RENAISSANCE DEVELOPMENT HOLDINGS INT LTD                   $2,738,686.13
EZRA IRANI                                                    $42,080.00
MARTIN KLEIN                                                 $140,000.00
PHILLIP HELLER                                                $70,000.00
JEFFREY MOSSERI                                               $35,000.00
MERVIN KLEIN                                                 $185,000.00
OTTO WEINGARTEN                                              $300,000.00
FRANCESCA WEINGARTEN                                         $120,000.00
CON BIAS YITZCHAK INC                                        $140,000.00
CAMDEN INTERNATIONAL LTD                                      $20,000.00
WILLIAM MEYERS                                               $200,000.00
AUSTINVEST ANSTALT BALZERS                                   $182,000.00
AREIVIM INC                                                  $161,775.00
INTERNATIONAL TRADE & INVESTMENTS                            $302,000.00
SAM ROTHMAN                                                   $74,170.88

         TOTAL                                            $21,109,894.27